AS FILED WITH THE SECRETARY OF STATE OF SOUTH CAROLINA MAY 2, 1997

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is First National Corporation.

2. On April 22, 1997, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

     Article Fifth is amended to increase from 5,000,000 to 20,000,000 the number of authorized shares of common stock ($5.00 par value)

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA"). not applicable

4.   Complete either a or b, whichever is applicable.

          a.   [x] Amendment(s) adopted by shareholder action.

               At  the  date  of  adoption  of  the  amendment,  the  number  of
               outstanding   shares  of  each  voting  group  entitled  to  vote
               separately on the Amendment, and the vote of such shares was:

                                Number of              Number of           Number of               Number of
                                out-                   Votes               Shares                  Undisputed*
              Voting            standing               Entitled            Represented             Shares Voted
              Group              Shares                to be Cast          at the meeting          For   Against

              Common stock       2,551,091              2,551,091          1,774,732               1,715,305   59,427

          b. [ ] The amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to ss.33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
               Carolina  Code  as  amended,   and  shareholder  action  was  not
               required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See ss.33-1-230(b)).


DATE: April 22, 1997             First National Corporation
                                 (Name of Corporation)

                                    s/W. Louis Griffith
                                 By:--------------------------------------------
                                       (Signature)

                                     W. Louis Griffith, Chief Financial Officer
                                     (Type or Print Name and Office)